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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: JUNE 10, 2002

YAHOO! INC.
(Exact name of registrant as specified in its charter)

0-28018
(Commission File Number)

DELAWARE (State or other jurisdiction of incorporation or organization)	77-0398689 (I.R.S. Employer Identification No.)

701 FIRST AVE.
SUNNYVALE, CALIFORNIA 94089
(Address of principal executive offices, with zip code)

(408) 349-3300
(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

        In April, Yahoo! Inc. adopted a Rule 10b5-1 Trading Program policy that permits corporate insiders to establish 'blind trusts' or prearranged trading plans to govern the sale of a specified number or dollar amount of shares of stock over a predetermined period of time. Insiders may create these blind trusts when they do not possess material inside information. Jerry Yang, co-founder and Chief Yahoo!, has established a Rule 10b5-1 compliant plan for the trading of Yahoo! stock. Under the plan, Mr. Yang has transferred three million shares of common stock to a 'blind trust', which has complete discretion to trade the stock within a twelve-month period. This plan was established before the close of the most recent trading 'window'.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YAHOO! INC.
Date: June 10, 2002	By:	/s/ Susan L. Decker Susan L. Decker Executive Vice President, Finance and Administration, and Chief Financial Officer

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  Item 9. Regulation FD Disclosure
SIGNATURES